Exhibit 99.2

Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

By

Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated – May 9, 2003

            In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, we, Kshitij Mohan and John Y. Caloz, hereby certify that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly present, in all material respects, the financial condition and results of operations of the registrant.

IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written above.

  /s/  John Y. Caloz

John Y. Caloz

                                                                        Corporate Vice President, Finance, Chief Financial

                                                                        Officer and Secretary